SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

AEROSONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765
(Address of principal executive offices and Zip Code)

(727) 461-3000
(Registrant’s telephone number, including Area Code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Employment Agreement for P. Mark Perkins.

On May 28, 2010, Aerosonic Corporation (the “Registrant”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement’) with P. Mark Perkins, Executive Vice President of Sales and Marketing, effective as of May 28, 2010.  The material terms of the Employment Agreement are summarized below, and the full text of the Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The term of the Employment Agreement commences on May 28, 2010 and Mr. Perkins’ employment is “at will.” The Employment Agreement is terminable by: (i) Mr. Perkins upon thirty (30) days’ written notice, or immediately upon mutual agreement in writing; and (ii) the Registrant at any time, with or without “cause” (as such is defined in the Employment Agreement).  In the event that the Registrant elects to terminate Mr. Perkins without cause, Mr. Perkins will be entitled to receive severance payments equal to six (6) months’ salary.  In the event Mr. Perkins’ employment under the Employment Agreement is terminated for cause, Mr. Perkins thereafter has no right to receive any severance payments under the Employment Agreement.

The Employment Agreement provides that Mr. Perkins shall receive an annual base salary of $172,224.00, which amount may be adjusted by the Registrant’s Board of Directors (the “Board”) in its discretion.  Mr. Perkins shall be entitled to (i) participate in or become a participant in any fringe benefits and employee benefit plans maintained by the Registrant for which he is or will become eligible on such terms as the Board may, in its discretion, establish, modify or otherwise change, consistent with the terms of any such employee benefit plan; (ii) participate in the Registrant’s Stock Incentive Plan, as the Board, in its discretion, may decide and to the extent permitted under the terms of the plan; and (iii) participate in the Registrant’s Annual Cash Incentive Program, as the Board, in its discretion, may decide and in accordance with the terms of such program.  The Registrant shall reimburse Mr. Perkins for reasonable and customary business expenses incurred in the conduct of the Registrant’s business.  Mr. Perkins shall be entitled to four (4) weeks of paid vacation per year in accordance with the policies of the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement effective as of May 28, 2010 by and between the Registrant and P. Mark Perkins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: June 2, 2010	By:	/s/ Douglas J. Hillman
Douglas J. Hillman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number -	Description

10.1	Amended and Restated Employment Agreement effective as of May 28, 2010 by and between the Registrant and P. Mark Perkins.